UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On and effective as of September 29, 2011, Intellect Neurosciences, Inc. (“INS”) and its subsidiary, Intellect USA, Inc. (“INS USA” and, together with INS, the “Company”), entered into an Exclusive License Agreement (the “License Agreement”) with ViroPharma Incorporated, a Delaware corporation (“ViroPharma”), pursuant to which, among other things, the Company granted an exclusive license to ViroPharma regarding certain of the Company’s licensed patents and patent applications related to the Company’s clinical stage drug candidate, OX1, an antioxidant molecule containing indole-3-propionic acid.  The Company expects ViroPharma to develop and commercialize OX1 as a treatment of Friedreich’s Ataxia and possibly other diseases for which OX1 may qualify for orphan drug designation.

Under the terms of the License Agreement, the Company has agreed to transfer to ViroPharma all of its intellectual property rights, data and know-how related to its OX1 research and development program in exchange for payment by ViroPharma of a $6.5 million up-front licensing fee and additional regulatory milestone payments based upon defined events in the United States and the European Union.  The aggregate maximum of these milestone payments assuming successful advancement of the product to market could amount to $120 million. In addition, ViroPharma will pay the Company a tiered royalty of up to an aggregate maximum of low double digits based on annual net sales.  NYU School of Medicine and South Alabama Medical Science Foundation, which own certain patents in relation to OX1, are entitled to a portion of the royalties and revenues received by the Company from any sale or license of OX1 pursuant to an exclusive license agreement between the Company and such universities.

The term of the License Agreement will continue in effect on a licensed product-by-licensed product and country-by-country basis until the expiration of the last royalty obligation with respect to a licensed product in such country.  Once the royalty obligation has terminated in a particular country, the license will become non-exclusive and fully paid-up with respect to licensed products in that country.

Either party may terminate the License Agreement upon an uncured material breach of the other party.  In addition, if ViroPharma determines that it is not feasible or desirable to develop or commercialize licensed products, it may terminate the License Agreement in whole or on a product-by-product basis at any time upon ninety (90) days prior written notice to the Company.  In the event of a termination of the License Agreement, other than ViroPharma’s termination of the License Agreement for the Company’s uncured material breach, the Company will have an exclusive, perpetual, irrevocable, worldwide, royalty-bearing license to exploit the licensed products.

The foregoing summary of the material terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which INS intends to file with the Securities and Exchange Commission on its Quarterly Report on Form 10-Q for the period ending September 30, 2011.

INS announced entering into the License Agreement in a press release dated September 30, 2011, attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLECT NEUROSCIENCES, INC.

By:	/s/ Elliot Maza
Name:	Elliot Maza
Title:	Chief Financial Officer

Dated:  September 30, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 30, 2011.